Exhibit 2.2


                             CONTRIBUTION AGREEMENT
                            (and Escrow Instructions)

         THIS CONTRIBUTION AGREEMENT is made and entered into as of April 20, 1997, by and between MEDICAL OFFICE BUILDINGS, LTD., a Washington limited partnership ("Seller"), and HEALTH AND RETIREMENT PROPERTIES TRUST, a Maryland real estate investment trust ("Buyer").

                                 R E C I T A L S

         A. CARLYLE REAL ESTATE LIMITED PARTNERSHIP IX, an Illinois limited partnership ("Carlyle"), and Seller are the sole partners in WRIGHT-CARLYLE PARTNERS, a California general partnership ("WCP"), which is governed by those certain Articles of Partnership of Wright-Carlyle Partnership dated as of December 27, 1979 (the "WCP Partnership Agreement") between Carlyle and Seller.

         B. WCP is the tenant under that certain Lease dated as of February 1, 1977 between Howard S. Wright Development Co., a Washington corporation ("Wright"), as landlord, and Seller, as tenant, as amended by (1) that certain First Amendment of Lease dated as of July 16, 1979 by and between The Prudential Insurance Company of America, a New Jersey corporation ("Prudential"), as assignee of Wright, as landlord, and Seller, as tenant; (2) that certain Second Amendment of Lease dated as of December 19, 1985 between Prudential, as landlord, and WCP, as assignee of Seller, as tenant; and (3) that certain Third Amendment to Lease dated as of October 1, 1996 between Prudential, as landlord, and WCP, as tenant (such ground lease and all amendments thereto being hereinafter individually and collectively called "Ground Lease").

         C. Prudential is the present owner of the fee interest in the real property which is encumbered by the Ground Lease, which real property is more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Land").

         D. WCP is the owner of an option to purchase the fee interest of Prudential in the Land pursuant to that certain Option Agreement dated as of October 1, 1996 (the "Land Option Agreement") between Prudential and WCP. The Option Agreement requires the execution of a Purchase and Sale Agreement in the form attached thereto as Exhibit "B" (the "Land Purchase Agreement") in order to consummate the purchase of the Land.

         E. On or about March 20, 1997, WCP and Arden Realty Limited Partnership, a Maryland limited partnership, entered into a Purchase Agreement and Joint Escrow Instructions (the "WCP/Arden Agreement") pursuant to which WCP agreed to sell the Property for cash. On or about the date hereof, Seller exercised its right of first opportunity under Section 6.2D of the WCP Partnership







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Agreement  and,  in  accordance   therewith,   Seller  will  acquire   Carlyle's
partnership interest in WCP (the "Partnership Interest") which acquisition Seller intends to consummate substantially on the terms of the proposed Purchase Agreement (the "MOBL/Carlyle Agreement"), a copy of which has previously been delivered to Buyer. As a consequence of the exercise of such right of first opportunity, the WCP/Arden Agreement terminates by its terms.

         F. WCP owns certain Property (as defined below).

         G. Seller and Buyer desire, simultaneously upon acquisition of the Partnership Interest by Seller or its nominee, to form a Delaware limited partnership ("New Partnership"), in which Buyer or its nominee shall hold a 1% general partner interest and a 98% limited partner interest and Seller shall hold a 1% limited partner interest, to which partnership Seller shall contribute the Property and certain obligations and Buyer shall contribute cash, all subject to and upon the terms and conditions hereinafter set forth.


         NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

1. Acquisition of the Partnership Interest. Seller shall acquire or cause its nominee to acquire the Partnership Interest subject to the Prudential Loan from Carlyle in accordance with the MOBL/Carlyle Agreement, for the purpose of contributing the Property to New Partnership as contemplated by this Agreement. Seller's purchase of the Partnership Interest shall shall be funded by Buyer as provided in Section 2 below.

         1.1      Transfer of Property.

         Seller, immediately following acquisition of the Partnership Interest, shall cause WCP to contribute to New Partnership, and New Partnership shall acquire from Seller, subject to all the terms and conditions hereof, all of the following described property (collectively, the "Property"):

         (a) Leasehold Estate. All of WCP's right, title and interest in the Ground Lease;

         (b) Land. All of WCP's right, title and interest in the Land Option Agreement;

         (c) Improvements. All buildings, structures, improvements and fixtures on the Land belonging to WCP (collectively, the "Improvements");






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         (d) Easements. All easements,  interests in roadways, strips and rights appurtenant to the Land;

         (e) Leases. All leases and agreements demising space in or providing for the use or occupancy of the Improvements (collectively, the "Leases");

         (f) Licenses. To the extent assignable, all of WCP's right, title and interest in and to all licenses, permits, rights, contracts, water rights, mineral rights, privileges and appurtenances pertaining to any of the foregoing;

         (g) Personal Property. All of WCP's right, title and interest in and to all furniture, equipment, supplies, tools and machinery set forth on Exhibit "B" attached hereto and made a part hereof, together with all of WCP's right, title and interest in and to any plans, permits or drawings located on or pertaining to the Land or Improvements and belonging to WCP (collectively, the "Personal Property"); and

         (h) Miscellaneous Rights. All of WCP's right, title and interest in and to any building tradenames used in connection with the Land or Improvements (but only to the extent that the same are not trademarks or trade names of WCP, any of its partners or any of its or their affiliated or related entities), warranties (including those related to construction or fabrication of the Improvements), telephone exchange numbers, advertising materials, plans and specifications, governmental approvals and development rights related to the Land or Improvements.

         1.2      Treatment as Contribution.

         Buyer and Seller intend that the contribution by Seller to New Partnership shall shall be governed by Section 721(a) of the Internal Revenue Code of 1986, as amended (the "Code").

2.       Consideration.

         As consideration for the foregoing, Buyer shall (a) contribute to New Partnership, on the Closing Date (as hereinafter defined), an amount, in cash, equal to $47,000,000 and (b) cause Buyer or one of its affiliates to make a first mortgage loan (the "HRPT Loan") to New Partnership in an amount equal to $59,000,000. The HRPT Loan shall be for a term of not less than 10 years, payable interest only at 10% per annum in monthly installments. Concurrently, MOBL and some of its constituant partners shall execute a guaranty of the payment by New Partnership of the HRPT Loan, which guaranty shall be in the form of Exhibit "C" attached hereto (the "Guaranty"). The HRPT Loan shall prohibit prepayment of any portion of the principal thereof to an amount below $22,000,000, except to the extent New





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Partnership  obtains  replacement   financing  of  not  less  than  $22,000,000,
repayment of which can be guaranteed by the Guarantees or in connection with a sale of the Property.

         The sums contributed to New Partnership by Buyer as described above (the "New Partnership Funds") shall be used to pay (i) the outstanding balance of principal, interest and any other sums accrued or payable on the Closing Date under the Prudential Loan (the "Prudential Payoff Amount"); (ii) the Purchase Price and the brokerage fee payable by Seller under the MOBL/Carlyle Agreement;
(iii) the Purchase Price, as such term is used in the Land Option Agreement (the "Land Option Purchase Price"), (iv) the closing costs and (v) all prorations charged to Buyer or New Partnership hereunder; provided, however, that it is expressly understood and agreed that in no event shall the aggregate amount advanced by Buyer pursuant to clauses (i), (ii), and (iii) and closing costs payable by New Partnership pursuant to Section 5.6 exceed $106,000,000 and Seller shall contribute any amounts in excess thereof required to consummate the transactions contemplated hereby.


3.       Deposit.

         Upon the "Opening of Escrow" (as hereinafter defined), Buyer shall deliver by wire transfer of immediately available federal funds an amount equal to $1,500,000 (which amount, together with all interest earned thereon, is herein called the "Escrow Deposit") to Chicago Title Company/Escrow Division, at its offices at 700 South Flower Street, Ninth Floor, Los Angeles, California,
Attention: Ms. Rose Martinez which company, in its capacity as escrow holder hereunder, is called "Escrow Holder." Such amount shall be held by Escrow Holder as a deposit in accordance with the terms and provisions of this Agreement. The Escrow Deposit shall be invested by Escrow Holder in the following investments ("Approved Investments"): (i) United States Treasury obligations, (ii) United States Treasury-backed repurchase agreements issued by a major national money center banking institution reasonably acceptable to the Company, or (iii) such other manner as may be reasonably agreed to by Seller and Buyer. The Escrow Deposit shall be disposed of by Escrow Holder only as provided in this Agreement.

4.       Conditions Precedent.

         The obligations and liabilities of the parties hereunder are subject to satisfaction of each of the following conditions precedent (any of which may be waived in writing by the party in whose favor such condition exists) on or before the applicable date specified for satisfaction of the applicable condition. If any of such conditions are not satisfied (or waived) pursuant to the terms of this Agreement, then this Agreement shall terminate





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and,  in  connection  with any such  termination  made in  accordance  with this paragraph, Seller and Buyer shall be released from further obligation or liability hereunder (except for those obligations and liabilities which, pursuant to the terms of this Agreement, survive such termination), and Buyer shall be entitled to a return of the Escrow Deposit. Close of Escrow (as defined below) shall constitute approval by each party of all matters to which such party has a right of approval and a waiver of all conditions.

         4.1      Title Matters.

                  4.1.1 Title Report. A Pro forma title policy no. 6144435 X59 dated February 10, 1997 ("Pro Forma") covering the Property issued by Chicago Title Insurance Company (such company, in its capacity as title insurer hereunder, is herein called the "Title Company") has been delivered to Buyer and is attached hereto as Exhibit "D". In addition, Seller has delivered an updated ALTA survey dated as of November 26, 1996 ("Updated Survey") of the Property from Psomas and Associates. Buyer has approved the Title Report and the Updated Survey with the changes noted in Exhibit "D" attached hereto. Approval by Buyer of any additional exceptions to title or survey matters which may be disclosed after the date of this Agreement shall be a further condition precedent to Buyer's obligation to purchase the Rights. If any such additional exceptions to title or survey matters are disclosed, Seller shall give Buyer prompt written notice thereof. Unless Buyer gives written notice that it disapproves such additional exceptions to title or survey matters, stating the additional exceptions or survey matters so disapproved, on or before the earlier to occur of the Closing Date (provided Seller has given Buyer 2 business days prior written notice thereof) or 10 days after receipt of Seller's written notice of such additional exceptions or survey matters (together with copies of the underlying documents evidencing the same), Buyer shall be deemed to have approved said additional exceptions or survey matters. If, for any reason, on or before the Closing Date (as defined below) Seller does not cause any exceptions to title or survey matters which Buyer disapproves (to the extent Buyer is permitted hereunder to so disapprove) to be removed at no cost or expense to Buyer (Seller having the right but not the obligation to do so), then, at Buyer's option (exercised by giving written notice thereof on or before the Closing
         Date), this Agreement shall terminate. Notwithstanding anything to the contrary contained herein, Seller shall be obligated to remove (or cause the Title Company to insure over) (i) any mechanics' liens for work performed by or on behalf of WCP at the Property prior to the Closing and (ii) any tax or judgment liens against WCP or Seller and any other encumbrances which may be satisfied





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         by the payment of a liquidated sum other than the Prudential
         Loan.

                  4.1.2 Title Policy. It shall be a condition to Buyer's obligations to close hereunder that on the Closing Date the Title Company shall agree to issue to New Partnership an ALTA extended coverage (Form 1970) owner's title insurance policy ("Owner's Policy") in the form (and with the endorsements) of the Pro Forma with amendments provided in Exhibit "D" and with liability in an amount reasonably determined by Buyer, and that the updated survey be certified to New Partnership.

         4.2      Due Diligence Matters

                  4.2.1 Completed Due Diligence.  Buyer acknowledges that it has reviewed and inspected all matters respecting the Property, including such environmental and engineering tests and reports (including a Phase I environmental audit and a structural and curtain wall engineering report) and other inspections of the Property and review of applicable federal, state and local laws, ordinances, rules, regulations, permits, licenses, appraisals, financing documents, approvals and orders and any other matters as Buyer deemed necessary or appropriate in its sole discretion, in order to determine whether the Property is suitable for Buyer's intended use and purpose. By executing this Agreement, Buyer hereby acknowledges that Buyer has approved its due diligence examinations, reviews and inspections and has elected to proceed with the acquisition of the Property in accordance with the terms of this Agreement. Without limitation on the foregoing, Buyer acknowledges that the consideration given by Buyer hereunder has been agreed upon after the completion, and fully reflective of, Buyer's due diligence reviews, examinations and inspections.

                  4.2.2 Conduct of Due Diligence Reviews. All due diligence examinations, reviews and inspections conducted by Buyer have been and shall be at Buyer's sole cost and expense (including, without limitation, those related to appraisers, inspectors, auditors and environmental and engineering consultants). Buyer has at all times conducted its due diligence and environmental reviews, inspections and examinations in a manner so as to not cause damage, loss, cost or expense to Seller, WCP or the Property, and Buyer will indemnify, defend and hold Seller, WCP and the Property harmless from and against any such damage, loss, cost or expense. The foregoing indemnification obligation shall survive the closing of the transactions contemplated herein or the earlier termination of this Agreement until the expiration of the Survival Period (as hereinafter defined),





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         at which  time such  obligations  (and any cause of action  not then in litigation) shall terminate. Buyer shall promptly deliver to Seller true, accurate and complete copies of any written reports relating to the Property prepared for or on behalf of Buyer by any third party and, in the event of termination hereunder, shall return all documents and other materials furnished by Seller hereunder. Buyer shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential.

         4.3 Tenant Estoppel Certificates. Receipt of estoppel certificates ("Tenant Estoppel Certificates") from (i) each tenant occupying 3,000 or more rentable square feet identified on Exhibit "F" attached hereto and made a part hereof ("Required Tenants"), and (ii) a sufficient number of other tenants at the Property such that estoppel certificates shall have been received pursuant to clauses (i) and (ii) hereof with respect to not less than 80% of the total net rentable square footage of the Property covered by Leases in effect as of the Closing Date, shall be a condition precedent to Buyer's obligations hereunder. Each Tenant Estoppel Certificate shall be substantially in the form previously delivered to Buyer (or if Seller, after using commercially reasonable efforts to obtain certificates in such form, is unable to obtain the same, then in the form, if any, prescribed in the applicable Lease or other operative document). Seller's sole obligation hereunder shall be to utilize commercially reasonable efforts to obtain such Tenant Estoppel Certificates from each tenant (not including any obligation to institute legal proceedings or to expend any monies therefor). If on or before the Closing Date such condition is not satisfied (or waived), then this Agreement shall terminate. Without limitation on the foregoing, if any Tenant Estoppel Certificate discloses material adverse matters which are not cured or satisfied by Seller on or before the Closing Date, then Buyer shall have the right to terminate this Agreement on or before the Closing Date. All such estoppel certificates shall be addressed to Buyer or shall permit reliance thereon by unidentified purchasers and lenders with respect to the Property.

         4.4 Existing Loans. On the Closing Date, the Prudential Loan shall be concurrently prepaid and satisfied in full.

         4.5 Land Purchase. On the Closing Date, concurrently with the Closing hereunder, New Partnership shall have acquired fee title to the Land pursuant to the Land Option Agreement.

         4.6 Guarantees. Buyer shall have received Guarantees substantially in the form of Exhibit "C" attached hereto (the "Guarantees") executed by Seller and those of Seller's constituent partners who elect, in their sole and absolute discretion, to execute the Guarantees by which the signatories





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thereto shall agree to guaranty the HRP Loan, on terms and  conditions set forth more fully therein.

         4.7 New Partnership. Buyer and Seller shall have formed New Partnership substantially on the terms set forth in Exhibit "E" hereto, such partnership to be otherwise on terms and conditions reasonably satisfactory to Seller and Buyer. New Partnership shall execute supplementary escrow instructions to authorize the actions to be taken by New Partnership hereunder.

         4.8 Partnership Elections. Seller shall cause WCP to make the election contemplated by Section 754 of the Code.

5.       Escrow.

         On the first business day after execution of this Agreement, the parties shall deposit an executed copy of this Agreement (or a fully executed copy in counterparts) with Escrow Holder and Buyer shall, on the terms and conditions of Section 3, place the Escrow Deposit with Escrow Holder. Escrow Holder shall promptly execute this Agreement upon receipt of this Agreement (and the Escrow Deposit) and thereupon escrow hereunder (the "Escrow") shall be established (the foregoing being herein called the "Opening of Escrow"). This Agreement shall serve as the instructions to Escrow Holder to consummate the purchase and sale contemplated hereunder. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be reasonably appropriate to enable Escrow Holder to comply with the terms of this Agreement. If there is any conflict between the provisions of this Agreement and any such additional or supplementary escrow instructions, then, unless such additional or supplementary escrow instructions are executed by both Seller and Buyer, the terms of this Agreement shall control. The transactions contemplated herein shall be consummated through the Escrow. "Close of Escrow" shall occur on the Closing Date. The "Closing Date" shall be May 30, 1997 or such earlier date as shall be agreed upon by Seller and Buyer. The parties hereto shall make reasonable best efforts to cause a pre-closing into Escrow to occur on the business day prior to the Closing Date. The Closing Date shall occur concurrently with the acquisiton by Seller, or its nominee, from Carlyle of the Partnership Interest pursuant to the MOBL/Carlyle Agreement, the contribution of the Property to New Partnership by WCP at the request of Seller, the acquisition by New Partnership from Prudential of the Land pursuant to the Land Option Agreement, the payment in full by New Partnership of the Prudential Loan and the making by Buyer or its affiliate of the HRP Loan to New Partnership.

         5.1 Deliveries to Escrow by Seller. Prior to the Closing Date, Seller shall deliver or cause to be delivered to Escrow Holder the following:






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                  5.1.1 Two original  assignment  and  assumption  agreements in respect of the Ground Lease ("Leasehold Assignment"), duly executed and acknowledged by WCP, in the form of Exhibit "I-1" attached hereto and made a part hereof;

                  5.1.2 Two original assignment and assumption agreements in respect of the Land Option Agreement ("Land Option Assignment"), duly executed by WCP, in a form approved by Seller and Buyer and fully executed "Hazardous Materials Indemnity Agreements", as defined in the Land Option Agreement, executed by Seller and Carlyle for delivery to Prudential;

                  5.1.3 Two bill of sale, assignment and assumption agreements ("General Assignment"), duly executed by WCP, in the form of Exhibit "I-2" attached hereto and made a part hereof;

                  5.1.4 A duly executed and acknowledged certificate regarding the "non-foreign" status of WCP and MOBL satisfying the requirements of
         Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder;

                  5.1.5 A duly executed "Withholding Exemption Certificate, Form 590" or a certificate issued by the California Franchise Tax Board, pursuant to the Revenue and Taxation Code Sections 18805 and 26131, stating either the amount of withholding required from WCP's or MOBL's proceeds or that WCP and MOBL are exempt from such withholding requirement;

                  5.1.6 Evidence reasonably satisfactory to Escrow Holder respecting the due organization of Seller and WCP and the due authorization and execution of this Agreement and the documents required to be delivered hereunder;

                  5.1.7 Original Guarantees duly executed by Seller and those of Seller's constituent partners who elect, in their sole and absolute discretion, to execute the Guaranty Agreement;

                  5.1.8 Security Deposits attributable to the leases (the "Security Deposits") held by WCP;

                  5.1.9 Seller's share of the closing costs described in paragraph 5.6





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         hereof and prorations made hereunder;

                  5.1.10 Such additional documents as may be reasonably required by Escrow Holder or Buyer in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).

         5.2 Deliveries to Escrow by Buyer. Prior to the Closing Date, Buyer shall deliver or cause to be delivered to Escrow Holder the following:

                  5.2.1 Buyer's contribution to New Partnership and the proceeds of the HRPT Loan described in Section 2 hereof;

                  5.2.2 Two original Leasehold Assignments, duly executed and acknowledged by New Partnership;

                  5.2.3 Two original Land Option Assignments, duly executed by New Partnership;

                  5.2.4 One original of the Note evidencing the HRPT Loan, duly executed by New Partnership and a Deed of Trust securing the HRPT Note (the "HRPT Deed of Trust"), duly executed and acknowledged by New Partnership;

                  5.2.5 Two original General Assignment and Assumption Agreements, duly executed by New Partnership;

                  5.2.6 Evidence reasonably satisfactory to Escrow Holder respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder;

                  5.2.7  Buyer's  share  of  the  closing  costs   described  in
         paragraph 5.6 hereof and prorations made hereunder;

                  5.2.8 Such additional documents as may be reasonably required by Escrow Holder in or to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).






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         5.3  Deliveries  to Buyer by  Seller.  On or before the  Closing  Date,
Seller shall deliver or cause to be delivered to Buyer the following:

                  5.3.1 A certificate updating the representations and warranties of Seller contained in paragraph 7.1.2 hereof as of the
         Closing   Date  (with  any   changes   thereto   being  noted  on  such
         certificate);

                  5.3.2 Evidence reasonably satisfactory to Buyer respecting the due organization of Seller and WCP and the due authorization and execution of this Agreement and the documents required to be delivered hereunder and UCC searches confirming that there are no outstanding security interests affecting the Property;

                  5.3.3 Such additional documents as may be reasonably required by Buyer in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).

         5.4 Deliveries to Seller by Buyer. On or before the Closing Date, Buyer shall deliver or cause to be delivered to Seller the following:

                  5.4.1  A   Certificate   updating  the   representations   and
         warranties of Buyer contained in paragraph 7.2 hereof as of the Closing Date (with any changes thereto being noted on such certificate);

                  5.4.2 Evidence reasonably satisfactory to Seller respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and

                  5.4.3 Such additional documents as may be reasonably required by Seller in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).

         5.5 The Closing. Escrow Holder shall close the Escrow on the Closing Date by (i) causing the Leasehold Assignment to be recorded in the office of the County Recorder of Los Angeles County, (ii) delivering the HRPT Note to Buyer,
(iii) delivering an amount equal to the sum of (y) the Prudential Payoff Amount and (z) the Land Option Purchase Price to Prudential pursuant to Prudential escrow instructions, (iv) delivering the Purchase Price under the MOBL/Carlyle Agreement to Carlyle, (v) delivering the brokerage fee payable under the MOBL/Carlyle Agreement to Richard Ellis, LLC as directed by Seller and Buyer,
(vi)





                                        11                        DBLA-179348L.6
delivering the Security Deposits to New Partnership, (vi) delivering the Deposit to Buyer and (vi) causing the HRPT Deed of Trust to be recorded in the office of the County Recorder of Los Angeles County WHEN AND ONLY WHEN each of the following conditions has been satisfied:

                  5.5.1 All documents described in paragraphs 5.1 and 5.2 hereof have been delivered to Escrow Holder;

                  5.5.2 Title Company is prepared to deliver to New Partnership the Owner's Policy in the form (and with the endorsements) of the Pro Forma;

                  5.5.3 All conditions to the acquisition by New Partnership of fee title to the Land pursuant to the Land Option Agreement have been satisfied; and

                  5.5.4 All conditions to the pay-off and release of the Prudential Loan have been satisfied.

         5.6 Closing Costs. Seller shall pay one-half of the escrow fees, as well as one-half of any escrow termination fees of Escrow Holder. Buyer shall pay (i) one-half of the escrow fees, as well as one-half of any escrow termination fees of Escrow Holder and (ii) all other costs and expenses related to Buyer's due diligence examinations, reviews and inspections (including, without limitation, those related to any engineering reports). Subject to the limitations set forth in Section 2, New Partnership shall pay (x) the transfer tax payable on recordation of the Leasehold Assignment and (y) the title insurance premium attributable to the Owner's Policy. Each party shall pay its own legal and accounting fees.

         5.7 Prorations. The following prorations shall be made as of the Closing Date (on the basis of the actual number of days elapsed over the applicable period):

                           (i) All real estate and personal  property  taxes and
assessments on the Property for the current year. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date.

                           (ii) All  fixed  and  additional  rentals  under  the
Leases, and other tenant charges. Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and the Security Deposits held by WCP (to the extent not applied or forfeited prior to the Closing Date or delivered into Escrow) to New Partnership on the Closing Date. If any security deposits are in the form of certificates of deposit, letters of credit or the like, such instruments shall





                                        12                        DBLA-179348L.6
be assigned to New Partnership (and Seller and New Partnership shall reasonably cooperate in causing the transfer of the same). Rents which are delinquent as of the Closing Date shall not be prorated on the Closing Date. New Partnership shall include such delinquencies in its normal billing and shall use commercially reasonable efforts to collect the same after the Closing Date (but New Partnership shall not be required to litigate or declare a default in any Lease). To the extent New Partnership receives rents (other than "Additional Amounts", as hereinafter defined) on or after the Closing Date, such payments shall be applied first toward the reasonable third party costs of collection paid by New Partnership with respect thereto, next toward then current rent owed to New Partnership in connection with the applicable Lease for which such payments are received, and finally toward any excess monies received shall be applied toward the payment of any delinquent rents, with Seller's share thereof being promptly delivered to Seller. New Partnership may not waive any delinquent rents nor modify a Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller's written consent. Common area charges, taxes, operating expense and other similar expense reimbursement obligations of the tenants under the Leases, as well as any percentage payable thereunder (collectively, "Additional Amounts") shall be prorated effective as of the Closing Date. The parties will finalize such Additional Amounts prorations on the Closing Date or as soon as practicable thereafter (but in any event not later than three (3) months after the Closing Date). Proration of expense items contained in the calculation of the Additional Amounts shall be made on the basis that Seller shall be entitled to reimbursement of the applicable expenses incurred by Seller (annualized or otherwise appropriately apportioned) prior to the Closing Date. To the extent that, based on such determinations, Seller has received amounts in excess of the amount due Seller, then Seller shall deliver such excess amount to Buyer on the Closing Date (or if determined thereafter then within 15 days of such determination). To the extent that Seller has received an amount less than the amount so due, Buyer shall deliver such shortfall amount to Seller on the Closing Date (or if determined thereafter, then within 15 days of such determination). The amount of percentage rent to be allocated to Seller with respect to each Tenant Lease for the lease year ("the "Current Lease Year") in which the Closing Date occurs shall be that amount equal to (i) the amount by which (A) the tenant's gross receipts (to the extent taken into account in determining percentage rent under such Tenant
Lease) for that portion of such Current Lease Year occurring prior to the Closing Date exceed (B) the "Allocable Base Amount", multiplied by (ii) the percentage specified in such Tenant Lease to be used in determining such tenant's percentage rent for such Current Lease Year. The "Allocable Base Amount" means that portion of the "Base Amount" for such Current Lease Year determined by multiplying such Base





                                        13                        DBLA-179348L.6

Amount for the entire Current Lease Year by a fraction, the numerator of which is the number of days in such Current Lease Year occurring prior to the Closing Date and the denominator of which is the number of days of such Current Lease Year. "Base Amount" is the amount specified in each Tenant Lease for such Current Lease Year that must be exceeded by the sales of the tenant during such Current Lease Year before such tenant shall be obligated thereunder to pay percentage rent for such Current Lease Year. Buyer shall not be obligated to pay or credit Seller any sum on account of the proration of percentage rent as aforesaid unless and until the percentage rent to be prorated as aforesaid shall be received by Buyer. Buyer shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default in any Lease). Buyer shall notify Seller of its collection efforts from time to time and shall not trade or exchange any such delinquent amount for any consideration. With respect to delinquent rents, Additional Amounts and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.

                           (iii) All customary  operating  expenses  incurred in
the ordinary course of management and operation of the Property.

                           (iv) It is  acknowledged  and  agreed  by Buyer  that
Buyer shall be responsible for all tenant improvement costs and leasing commissions attributable to (i) Leases identified as post 3/20/97 Leases on Exhibit "O", to the extent that such costs (or the obligation to pay the same) have been incurred and (ii) all other Leases executed prior to the Closing Date which have been approved by Buyer.

                           (v) Any interest  credit  between  April 28, 1997 and
the Close of Escrow on the Prudential Loan shall be credited to Seller.

                  (1) Calculation. The prorations and payments shall be made on the basis of a written statement submitted by Seller to Buyer and Escrow Holder two (2) days prior to the Close of Escrow and shall be subject to Buyer and Seller (which statement shall include a list of delinquent rental amounts as of the Closing Date). In the event any prorations or apportionments made under this subsection 8.7.2 shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available.





                                        14                        DBLA-179348L.6

6. Condemnation or Destruction of the Property.

         In the event that, after the date hereof but prior to the Closing Date,
(i) any material portion of the Property is taken pursuant to eminent domain proceedings or (ii) any of the Improvements are materially damaged or destroyed by any casualty, Buyer may, by written notice to Seller, terminate this Agreement; provided, however, that in the event this Agreement shall not be so terminated, all insurance proceeds and/or awards paid or payable on account thereof shall be credited to Buyer. If any casualty occurs as to which an insurance deductible applies or as to which the proceeds of insurance are insufficient, in Buyer's reasonable determination, to restore, repair and/or rebuild the Property, Buyer may terminate this Agreement.


7.       Representations and Warranties.

         7.1      Representations and Warranties of Seller.

                  7.1.1 General Disclaimer.  Except as specifically set forth in paragraph 7.1.2 hereof or elsewhere in this Agreement, the transfer of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty concerning title to the Property, the physical condition of the Property (including, but not limited to, the condition of the soil or the Property), the environmental condition of the Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Property), the financial condition of WCP or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any part thereof. Buyer acknowledges that Buyer has examined, reviewed and inspected all matters which in Buyer's judgment bear upon the Property and its value and suitability for Buyer's purposes. Except as to matters specifically set forth in paragraph 7.1.2 hereof or elsewhere in this Agreement, Buyer will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Owner's Policy.

                  7.1.2  Limited   Representations  and  Warranties  of  Seller.
         Subject to the provisions of paragraph 7.1.1 above, Seller hereby represents and warrants to Buyer as follows:





                                        15                        DBLA-179348L.6

                           (a) Organization Etc. of Seller.  Seller is a limited
                  partnership duly formed and validly existing under the laws of the State of Washington and has all requisite power and authority to own and lease its properties and to carry on its business as presently conducted. The general partner of Seller is a limited partnership duly formed and validly existing under the laws of the State of Washington and has all requisite power and authority to own and lease its properties and to carry on its business as presently conducted.

                           (b) Organization Etc. of WCP. WCP is a general partnership duly formed and validly existing under the laws of the State of California and has all requisite power and authority to own and lease it properties and to carry on its business as presently conducted.

                           (b) Authorization. Seller and its general partner has
                  all requisite power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by it hereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and such other agreements and instruments has been duly and validly authorized by the general partner of Seller, and no other action or authorization on behalf of Seller is required in connection therewith.

                           (c) Validity and  Enforceability.  This Agreement has
                  been duly authorized, executed and delivered by Seller and constitutes and the other agreements and instruments to be executed and delivered hereunder by Seller, when executed and delivered by Seller, will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles.

                           (d) No Conflict.  Neither the  execution and delivery
                  of this Agreement by Seller nor the execution and delivery by Seller of the other agreements and instruments to be executed and delivered by it here under, nor the consummation of the transactions contemplated hereunder or thereunder, will (i) conflict with or result in a breach or violation of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon, any of the properties or assets of Seller pursuant to the WCP





                                        16                        DBLA-179348L.6

                  Partnership Agreement or any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Seller is a party or by which it is bound or to which any of its properties or assets is subject or (ii) violate any law, statute, rule, regulation, judgment or decree applicable to Seller. Since the Ground Lease will terminate upon acquisition of the Land by New Partnership, no third party consents are required by the terms of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Seller is a party or by which it is bound or to which any of its properties or assets is subject for the execution and delivery of this Agreement or any other agreement or instrument to be executed and delivered by Seller hereunder or the consummation of the transactions provided for herein or therein.

                           (e) No Governmental Consent or Approval Required.  No
                  consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required for the valid execution and delivery by Seller of this Agreement or any other agreement or instrument to be executed and delivered by Seller hereunder or the consummation of the transactions provided for herein or therein.

                           (f)      Leases.

                                    (1) There are no leases,  occupancy  rights,
                  licenses, amendments or agreements, oral or written, now in effect with respect to occupancy at the Property, except those listed on the lease summary attached as Exhibit "K" and made a part hereof (collectively, the "Leases"). WCP is not in default of any landlord obligations under any Leases and, except as disclosed on Exhibit "J", WCP has completed all tenant improvement work required under the Leases or any work letter executed by WCP in connection therewith.

                                    (2) As of the Closing  Date,  there shall be
                  no commissions or costs for tenant improvements owing on or with respect to any Leases in effect as of the Closing Date, except for extensions, options or renewals of existing Leases (provided that said commissions are set forth in the applicable Lease or in Exhibit "K" attached hereto) or in connection with new Leases which are approved by Buyer.

                                    (3) All of the  Leases are in full force and
                  effect and none of them has been modified or amended except as set forth in Exhibit "K"; the rents set forth





                                        17                        DBLA-179348L.6
                  in Exhibit "K" are being collected on a current basis and there are no rent arrearages exceeding one month except as set forth in Exhibit "K" attached hereto; and there are no security deposits except as set forth in Exhibit "K".

                                    (4) Neither WCP nor Seller has sent  written
                  notice to any tenant claiming that such tenant is in default, which default remains uncured, and no action or proceeding instituted against WCP or Seller by any tenant of the Property is presently pending in any court.

                                    (5) Notwithstanding anything to the contrary
                  contained herein, Seller shall have no obligation or liability to Buyer with respect to any of the foregoing matters which shall be confirmed as correct in any Tenant Estoppel Certificate delivered hereunder.

                           (g)  Prudential  Matters.  WCP  is  not  in  monetary
                  default  or,  to  Seller's  knowledge,  material  non-monetary
                  default  under  the   Prudential   Loan  or  the  Land  Option
                  Agreement.

                           (h) Litigation. There is no pending (nor, to Seller's
                  knowledge, has WCP or Seller received any written notice of any threatened) action, litigation, condemnation or other proceeding against the Property or against WCP or Seller with respect to the Partnership Interest.

                           (i) Compliance. Neither WCP nor Seller has received any written notice from any governmental authority having jurisdiction over the Property to the effect that the Property is not in compliance with applicable laws and ordinances.

                           (j) Service Agreements. Other than those which are cancelable on 30 days' notice, neither WCP nor Seller has entered into any service agreements or contracts ("Service Agreements") or other agreements, oral or written (other than as set forth in this Agreement) relating to the Property which will be in force on the Closing Date, except as described in Exhibit "L" attached hereto, and neither WCP nor Seller has received any written notice of any material default thereunder that remains uncured.

                           (k) Hazardous Substances. Except as otherwise disclosed in writing to Buyer, neither WCP nor Seller has received any written notice from any governmental agency or third party professional consultants that the





                                        18                        DBLA-179348L.6

                  Property contains any Hazardous Material which would, as of the date this representation is made, give rise to an "Environmental Claim" or "Environmental Compliance Obligation" (as hereinafter defined). In addition, except as otherwise disclosed in writing to Buyer, the Property does not contain asbestos, PCB or other materials known to Seller to have, as of the date of this Agreement, to have been determined to be hazardous by any Governmental Agency (other than any Excluded Items) nor does the Property contain, to Seller's knowledge, any underground storage tank which has not been disclosed in writing to Buyer. The term "Hazardous Material" means: (I) asbestos, PCB, urea formaldehyde, any chemicals, flammable substances or explosive, any radioactive materials (including radon), any hazardous wastes or substances, any toxic wastes or substances, or any other materials or pollutants which have, as of the date of this Agreement, been determined to be hazardous by any applicable Federal, state, or local law or by regulations of the U.S. Environmental Protection Agency, the U.S. Department of Energy, the U.S. Department of Labor, the U.S. Department of Transportation, and/or any instrumentality authorized to regulate materials and substances in the environment which has jurisdiction over the Property ("Environmental Agency"), or (II) any oil, petroleum or petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development, or production of crude oil, which materials listed under items (I) and (II) above cause the Property to be in material violation of any applicable environmental laws or the regulations of any Environmental Agency. The term "Hazardous Material" does not include (1) motor oil and gasoline contained in vehicles not used primarily for the transport of motor oil or gasoline, or (2) materials which are stored or used in the ordinary course of a tenant's occupancy at (or Seller or Seller's managing agents' operation of) the Property, or which are stored, used, held, or disposed of in compliance with all applicable laws or ordinance, or (3) any other materials, items and matters which are present in connection with, or which otherwise result from, the use or occupancy of the Property for medical purposes (it being understood and agreed that Seller makes no representations or warranties of any kind or nature respecting the presence of any such medical-related materials, items or matters). The term "Environmental Claim" means any third-party claim for personal injury, death and/or property damage (other than property damage to the Property themselves) made, asserted or prosecuted by or on behalf of any person or





                                        19                        DBLA-179348L.6
                  entity, including, without limitation, any governmental entity, or any present or former tenant, and arising or allegedly arising out of any Hazardous Material which was present or released in, on, under, or about the Property (or any part). The term "Environmental Compliance Obligation" means any requirement imposed by an Environmental Agency to bring the Property into compliance with applicable Federal, state, and local laws and regulations directly relating to the existence in, on, under or about the Property of any Hazardous Material.

                           (l) Insurance. Attached hereto as Exhibit "M" is a summary of the insurance currently carried by WCP with respect to the Property.

                           (m) Tax Bills.  Attached  hereto as  Exhibit  "N" are
                  copies of current tax bills with respect to the Property.

                           (n) Compliance with Law. To Seller's  knowledge,  the
                  Property and the use and operation thereof does not violate any material federal, state, municipal and other governmental statutes, ordinances, by-laws, rules, regulations or any other legal requirements, including, without limitation, those relating to construction, occupancy, zoning, adequacy of parking, environmental protection, occupational health and safety and fire safety applicable thereto; and there are presently in effect all material licenses, permits and other authorizations necessary for the current use, occupancy and operation thereof. Neither Seller nor WCP has received written notice of any threatened request, application, proceeding, plan, study or effort which would materially adversely affect the present use or zoning of the Property or which would modify or realign any adjacent street or highway.


                           (o) Seller's  Knowledge.  As used  herein,  the terms
                  "Seller's knowledge", "known to Seller" or other similar phrases means the present actual knowledge of Douglas Norberg and Ronald Blake (which individuals Seller represents and warrants are or have been sufficiently involved and reasonably familiar with WCP). Such individuals shall not have any personal liability in connection herewith.

         7.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:






                                        20                        DBLA-179348L.6

                  7.2.1 Organization, Etc. Buyer is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite power and authority to own and lease its properties and to carry on its business as presently conducted.

                  7.2.2  Authorization.   Buyer  has  all  requisite  power  and
         authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by it hereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and such other agreements and instruments has been duly and validly authorized by the trustees of Buyer, and no other action or authorization on behalf of Buyer is required in connection therewith.

                  7.2.3 Validity and Enforceability. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes and the other agreements and instruments to be executed and delivered hereunder by Buyer, when executed and delivered by Buyer, will constitute, legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles.

                  7.2.4 No Conflict. Neither the execution and delivery of this Agreement by Buyer nor the execution and delivery by Buyer of the other agreements and instruments to be executed and delivered by it hereunder, nor the consummation of the transactions contemplated hereunder or thereunder, will (i) conflict with or result in a breach or violation of, or constitute a default under, or result in the creation of any material lien, charge or encumbrance upon, any of the properties or assets of Buyer or the Declaration of Trust of Buyer or any material indenture, mortgage, lease, loan agreement or other agreement or instrument to which Buyer is a party or by which it is bound or to which any of its material properties or assets is subject or (ii) violate any material law, statute, rule, regulation, judgment or decree applicable to Buyer. No third party consents are required by the terms of any indenture, mortgage, lease, loan agreement or other agreement or instrument to which Buyer is a party or by which any of them is bound or to which any of their respective properties or assets is subject for the execution and delivery of this Agreement or any other agreement or instrument to be executed and delivered by Buyer hereunder





                                        21                        DBLA-179348L.6
         or the consummation of the transactions provided for herein or therein which will not be obtained prior to Closing.

                  7.2.5 No Governmental Consent or Approval Required. No consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required for the valid execution and delivery by Buyer of this Agreement or any other agreement or instrument to be executed and delivered by Buyer hereunder or the consummation of the transactions provided for herein or therein.

         7.3 Survival. Any cause of action of a party for a breach of the foregoing representations and warranties shall survive until December 1, 1997, at which time such representations and warranties (and any cause of action resulting from a breach thereof not then asserted in writing or in litigation) shall terminate (such period ending on December 1, 1997 being herein called the "Survival Period"). Notwithstanding the foregoing, if Buyer shall have knowledge as of the Closing Date that any of the representations or warranties of Seller contained herein are false or inaccurate or that Seller is in breach or default of any of its obligations under this Agreement, and Buyer nonetheless closes the transactions hereunder and acquires the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such closing hereunder).

         7.4      Limitation of Liability.

                  7.4.1 Notwithstanding anything to the contrary contained herein, if the closing of the transactions hereunder shall have occurred (and Buyer shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller (and any direct or indirect partner in Seller) arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $500,000.00 (plus up to $50,000.00 in the aggregate for legal fees and costs to the extent payable pursuant to Section 10.10 hereof).

                  7.4.2 No constituent partner in, or agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is, or becomes, a constituent partner in Seller and Wright Runstad Associates Limited Partnership, a Washington limited partnership ["WRALP"] shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered





                                        22                        DBLA-179348L.6
into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the assets of Seller for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in WCP (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to MOBL (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).

8.       Covenants.

         8.1 Interim Covenants of Buyer. Until the Closing Date or the sooner termination of this Agreement:

         8.1.1 Representations. Buyer covenants and agrees that it will not take any action or enter into any transaction which would cause any representation contained in paragraph 7.2 of this Agreement to be inaccurate in any material respect if remade immediately after the occurrence of such action or transaction.

         8.2 Interim Covenants of Seller. Until the Closing Date or the sooner termination of this Agreement:

                  8.2.1 Representations. Seller covenants and agrees that it will not take any action or enter into any transaction which would cause any representation contained in paragraph 7.1.2 of this Agreement to be inaccurate in any material respect if remade immediately after the occurrence of such action or transaction.

                  8.2.2 Additional Actions. Seller will use diligent efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement and, in connection therewith, shall exercise all rights and remedies at law and in equity against any third party to the extent available and necessary to cause the Closing to occur, provided that Buyer shall agree to reimburse Seller the costs thereof. Seller and Buyer shall





                                        23                        DBLA-179348L.6
         consult with respect to the exercise of any such rights and remedies.

                  8.2.3 Compliance with Laws, Etc.. Seller shall comply, and cause WCP to comply, in all material respects, with (i) all laws, regulations and other requirements from time to time applicable of every governmental body having jurisdiction of the Property or the use or occupancy of the Improvements located thereon and (ii) all terms, covenants and conditions of all leases, all instruments of record and any other agreements affecting the Property.

                  8.2.4 Approval of Agreements. Seller shall not permit WCP to and shall not enter into, modify, amend or terminate any lease or any other agreement with respect to the Property which would encumber or be binding upon the Property or WCP from and after the Closing Date without in each instance obtaining the prior written consent of the Buyer.

                  8.2.5 Notice of Material Changes or Untrue Representations. Upon learning of any material change in any condition with respect to the Property or of any event or circumstance which makes any representation or warranty of Seller to Buyer under this Agreement untrue or misleading, Seller shall promptly to notify Buyer thereof (Buyer agreeing, on learning of any such fact or condition, promptly to notify Seller thereof).

                  8.2.6 Operation of Property. Seller shall continue to operate and cause WCP to continue to operate the Property in a good and businesslike fashion consistent with their past practices and to cause the Property to be maintained in good working order and condition in a manner consistent with past practice.

9.       Indemnification.

         9.1 By Buyer. Buyer shall hold harmless, indemnify and defend Seller from and against: (1) any claims, losses, damages, liabilities and expenses (including reasonable attorneys' fees), imposed upon or incurred in connection with any breach of a representation and warranty of Buyer contained in this Agreement; (2) any and all loss, damage or third party claims in any way arising from Buyer's inspections or examinations of the Property prior to the Closing Date; and (3) all costs and expenses, including reasonable attorneys' fees, incurred by Seller as a result of the foregoing.

         9.2 By Seller. Seller shall hold harmless, indemnify and defend Buyer from and against: (1) any claims, losses, damages, liabilities and expenses (including reasonable attorneys' fees),





                                        24                        DBLA-179348L.6
imposed upon or incurred in connection with any breach of a representation and warranty of Seller contained in this Agreement; and (2) all costs and expenses, including reasonable attorneys' fees, incurred by Buyer as a result of such claims. The foregoing indemnity shall not cover any matters relating to title or marketability of the Property (Buyer relying exclusively upon the coverage provided by the Owner's Policy as to such matters).

         9.3 General Provisions. The indemnification obligations under this Agreement shall be subject to the limitations set forth in Section 11.4, shall survive the Closing and shall be subject to the following provisions:

                  9.3.1 Procedure. The party seeking indemnification ("Indemnitee") shall notify the other party ("Indemnitor") of any Claim against Indemnitee within fifteen (15) business days after it has notice of such Claim, but failure to notify Indemnitor shall in no case prejudice the rights of Indemnitee under this Agreement unless Indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should Indemnitor fail to discharge or undertake to defend Indemnitee against such liability (with counsel approved by Indemnitee), within ten (10) days after Indemnitee gives Indemnitor written notice of the same, then Indemnitee may settle such Claim, and Indemnitor's liability to Indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by Indemnitee in effecting such settlement. Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless: (a) the employment of such counsel shall have been authorized in writing by
         Indemnitor  in  connection  with  the  defense  of  such  action,   (b)
         Indemnitor shall not have employed counsel to direct the defense of such action, or (c) Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Indemnitor (in which case Indemnitor shall not have the right to direct the defense of such action or of Indemnitee), in any of which events such fees and expenses shall be borne by Indemnitor.

                           9.3.2 Beneficiaries. The indemnification obligations under this Agreement shall also extend to any present or future advisor, trustee, director, officer, partner, member, employee, beneficiary, shareholder, participant or agent of or in Indemnitee or any entity now or hereafter having a direct or indirect ownership interest in Indemnitee.






                                        25                        DBLA-179348L.6

10.      Miscellaneous.

         10.1 Brokers. Other than the engagement of Smith Barney by Seller whose fees shall be paid by Seller out of escrow and a brokerage fee payable to Richard Ellis, LLP (which is to be paid through escrow by New Partnership), Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller; and Buyer shall defend and indemnify Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer.

         10.2 Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

         10.3 Time of the Essence. Time is of the essence of this Agreement.

         10.4 Interpretation. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

         10.5 Governing Law. Except for matters regarding the internal affairs of Buyer and issues of or limitations on any personal liability of the shareholders and trustees of Buyer for obligations of Buyer, as to which the laws of the State of Maryland shall govern, this Agreement shall be construed and enforced in accordance with the laws of the State of California.

         10.6 Successors and Assigns. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder) which shall not be unreasonably withheld and shall not be required for assignments or transfers





                                        26                        DBLA-179348L.6
to affiliates of Buyer. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

         10.7 Notices. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by mail either (i) by United States registered or certified mail, return receipt requested, postage prepaid, (ii) by facsimile transmission (followed by overnight delivery pursuant to clause (iii) hereafter), or (iii) by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):


To Buyer:                             To Escrow Holder:

Health and Retirement Properties      Chicago Title Company/
Trust                                 Escrow Division
400 Centre Street                     700 South Flower Street
Newton, MA 02158                      9th Floor
Attention: David J. Hegarty,          Los Angeles, California 90017
President                             Attention: Mr. Rose Martinez
Telephone: (617) 332-3990             Telephone: (213) 488-4300
Facsimile: (617) 332-2261             Facsimile: (213) 488-3287

With Copy To:
Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
Attn: Jennifer B. Clark, Esq.
Telephone (617) 338-2406
Facsimile: (617) 338-2880









                                        27                        DBLA-179348L.6

To Seller:

Medical Office Buildings, Ltd.
c/o Wright Runstad & Co.
1191 Second Avenue, Suite 2000
Seattle, Washington  98101-2933
Attention:  Mr. H. Jon Runstad
Telephone: (206) 223-8791
Facsimile: (206) 447-9000

With Copy To:

Dewey Ballantine
333 South Hope Street, Suite 3000
Los Angeles, California 90071
Attention:  Alan Wayte, Esq.
Telephone: (213) 617-6501
Facsimile: (213) 625-0562

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.

         10.8 Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any other person other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision hereof give any third parties any right of subrogation or action over or against any party to this Agreement. This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.

         10.9 ARBITRATION OF CERTAIN DISPUTES. ANY CONTROVERSY OR CLAIM ARISING UNDER OR RELATING TO THE TERMS OF THIS AGREEMENT OR ANY OF THE EXHIBITS ATTACHED TO IT, AND ANY PROCEEDINGS TO ENFORCE THIS AGREEMENT OR RIGHTS UNDER THIS AGREEMENT AND ITS EXHIBITS OTHER THAN THE "EXCLUDED MATTERS" (AS HEREINAFTER DEFINED) SHALL BE SETTLED BY ARBITRATION IN THE CITY OF LOS ANGELES, IN ACCORDANCE WITH THE EXISTING RULES ("RULES") OF PRACTICES AND PROCEDURE OF THE JUDICIAL ARBITRATION & MEDIATION SERVICES ("JAMS"). EACH PARTY SHALL SELECT AN ARBITRATOR FROM THE APPROVED LIST PROVIDED BY JAMS, SUCH SELECTION TO BE MADE BY NOTIFICATION TO THE OTHER PARTY GIVEN IN WRITING WITHIN FIFTEEN (15) DAYS OF THE SUBMISSION OF THE DISPUTE TO ARBITRATION HEREUNDER. FAILURE OF A PARTY TO GIVE NOTICE OF ITS SELECTION SHALL CAUSE THE SINGLE ARBITRATOR SELECTED BY THE OTHER PARTY TO





                                        28                        DBLA-179348L.6

BE THE SOLE ARBITRATOR IN CONNECTION WITH THE APPLICABLE DISPUTE HEREUNDER. IF EACH PARTY DESIGNATES AN ARBITRATOR, THEN WITHIN FIFTEEN (15) DAYS AFTER BOTH ARBITRATORS HAVE BEEN SO DESIGNATED, SUCH ARBITRATORS SHALL DESIGNATE A THIRD ARBITRATOR FROM A JAMS-APPROVED LIST. THE DECISION OF A MAJORITY OF THE
ARBITRATORS HEREUNDER SHALL BE CONCLUSIVE. AS SOON AS PRACTICABLE AFTER SELECTION OF THE ARBITRATOR(S), THE ARBITRATOR(S) SHALL DETERMINE A REASONABLE ESTIMATE OF THE ANTICIPATED FEES AND COSTS OF THE ARBITRATOR(S), AND SHALL RENDER A STATEMENT TO EACH PARTY SETTING FORTH SAID FEES AND COSTS. THEREAFTER EACH PARTY SHALL, WITHIN TEN (10) DAYS OF RECEIPT OF SAID STATEMENT, DEPOSIT ONE-HALF OF SAID SUM WITH THE ARBITRATOR(S) TO BE APPLIED AGAINST SUCH FEES AND COSTS (SUBJECT TO THE PROVISIONS OF THIS AGREEMENT). FAILURE OF ANY PARTY TO MAKE SUCH DEPOSIT SHALL RESULT IN A FORFEITURE BY THE NON-DEPOSITING PARTY OF THE RIGHT TO PROSECUTE OR DEFEND THE CLAIM WHICH IS THE SUBJECT OF THE ARBITRATION, BUT SHALL NOT OTHERWISE SERVE TO ABATE, STAY OR SUSPEND THE ARBITRATION PROCEEDINGS. THE ARBITRATOR(S) SHALL HAVE THE RIGHT TO DETERMINE THE SCOPE OF THEIR JURISDICTION, THE EXTENT OF DISCOVERY AND TO GRANT EQUITABLE RELIEF, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO ORDER THE EXPUNGEMENT OF ANY LIS PENDENS WHICH THE ARBITRATOR(S) DEEM IMPROPER. THE PREVAILING PARTY SHALL BE ENTITLED TO REASONABLE ATTORNEYS' FEES AND OTHER REASONABLE COSTS INCURRED IN CONNECTION WITH THE ARBITRATION OR ANY OTHER LITIGATION PLUS INTEREST ON THE AMOUNT OF ANY AWARD. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THIS PARAGRAPH MUST BE INITIALED BELOW IN ORDER FOR THIS PARAGRAPH OF THE AGREEMENT TO BE BINDING.

         NOTICE: BY INITIALLING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW, AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR BEFORE A JURY. BY INITIALLING IN THE SPACE BELOW, YOU ARE GIVING UP
YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY. WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

         BUYER'S INITIALS:                  SELLER'S INITIALS:

As used herein,  "Excluded  Matters" means any controversy,  claim or proceeding
with  respect  to  or   otherwise   related  to  a  breach  or  default  of  any
representation or warranty contained in this





                                        29                        DBLA-179348L.6

Agreement (which matters shall not be subject to the arbitration provisions contained herein).

         10.10 Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement and all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, but is not limited to, attorneys' fees, expenses and costs of investigation (including, without limitation, those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes.

         10.11 Further Instruments. Each party will, whenever (whether before or after Closing) and as often as it shall be reasonably requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement (provided, however, the same do not materially increase the costs to, or liability or obligations of, a party in a manner not otherwise provided for herein). In connection therewith, at Buyer's request, upon prior arrangement with Seller, at any time during reasonable business hours within two (2) years after the Closing, Seller shall, at Buyer's cost and expense, provide to Buyer's designated independent auditor, reasonable access to appropriate books and records of Seller relating solely to the Property regarding the period for which Buyer is required by applicable rules or regulations of the Securities Exchange Commission to have audited financial statements prepared with respect to the Property, but only to the extent that such books and records are then in the Seller's possession or control, relate to the period during which WCP or Seller owned the Property and are not confidential, proprietary or privileged. Seller shall not make or be deemed to make any representations or warranties of any kind regarding such books and records (including, without limitation, the accuracy or thoroughness thereof), nor shall Seller have any liability of any kind or nature with respect thereto.






                                        30                        DBLA-179348L.6

         10.12 Tax Matters. Seller has obtained or will obtain independent advice on all tax matters and agrees to hold Buyer and its partners and their officers, directors and employees free and harmless from any tax consequences whatsoever as a result of the acquisition of the Property and further acknowledges that Buyer has not made any representations or warranties express or implied about any tax consequences relating to this transaction.

         10.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

11.      DEFAULT

         11.1 Default by Seller. If Seller shall have made any representation of warranty herein which shall be untrue or misleading in any material respect, or if Seller shall fail to perform any of the material covenants and agreements contained herein to be performed by them and such failure continues for a period of ten (10) days after notice thereof from Buyer, Buyer may terminate this Agreement and/or Buyer may pursue any and all remedies available to it at law or in equity, including, but not limited to, a suit for specific performance or other equitable relief.

         11.2 Default by Buyer. If Buyer shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if Buyer shall fail to perform any of the covenants and agreements contained herein to be performed by it and such failure shall continue for a period of ten
(10) days after notice thereof from Seller, Seller may, as its sole remedy at law and in equity, terminate this Agreement and receive the liquidated damages provided in Section 11.4 hereof.

         11.3 Nonliability of Trustees. THE DECLARATION OF TRUST ESTABLISHING THE BUYER, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND RETIREMENT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE PURCHASER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE BUYER. ALL PERSONS DEALING WITH THE BUYER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE BUYER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         11.4 Certain Remedies.






                                        31                        DBLA-179348L.6

         LIQUIDATED DAMAGES AND DISPOSITION OF ESCROW DEPOSIT. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER'S DEFAULT UNDER THIS AGREEMENT OR THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 4 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 6 HEREOF, AND BUYER SHALL NOT HAVE DEFAULTED UNDER THIS AGREEMENT, THEN THE ESCROW DEPOSIT SHALL BE RETURNED TO BUYER, AND NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER; PROVIDED, HOWEVER, IF THE TRANSACTIONS HEREUNDER SHALL FAIL TO CLOSE BY REASON OF SELLER'S DEFAULT, AND BUYER SHALL HAVE FULLY PERFORMED ITS OBLIGATIONS HEREUNDER AND SHALL BE READY, WILLING AND ABLE TO CLOSE, THEN BUYER SHALL BE ENTITLED TO SPECIFICALLY ENFORCE THIS AGREEMENT (BUT NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED). IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE FOR ANY REASON OTHER THAN THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 4 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH
PARAGRAPH 6 HEREOF OR THE DEFAULT OF SELLER, THEN THE SUM OF $5,000,000 IS HEREBY AGREED TO BE FULL COMPENSATION AND LIQUIDATED DAMAGES PAYABLE TO SELLER UNDER AND IN CONNECTION WITH THIS AGREEMENT AND THE DEPOSIT SHALL BE PAID TO SELLER AS PARTIAL PAYMENT OF SUCH SUM. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET AND SELLER WILL BE EXPOSED TO DAMAGES TO THIRD PARTIES. FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OR THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER'S BREACH OR DEFAULT. IN THE EVENT THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER'S DEFAULT, THEN THE SUM OF $5,000,000, INCLUDING THE ESCROW DEPOSIT, SHALL BE SELLER'S SOLE AND EXCLUSIVE DAMAGES UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT.



Seller's Initials                                    Buyer's Initials

         11.5 Confidentiality.

         No partner, principal, employee, partner or affiliate of Seller or WCP shall trade in the shares of Buyer until public announcement of this transaction has been made. Seller shall not make any public announcement of the transactions contemplated by this Agreement or otherwise disclose this transaction to any third party without the prior written consent of Buyer.






                                        32                        DBLA-179348L.6

         IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as of the date first above written.

SELLER: MEDICAL OFFICES BUILDINGS, LTD., a Washington limited partnership

                                   BY:     WRIGHT RUNSTAD ASSOCIATES LIMITED
                                           PARTNERSHIP, a Washington limited
                                           partnership
                                           Its General Partner

                                           BY:      WRIGHT RUNSTAD & COMPANY, a
                                                    Washington corporation
                                                    Its General Partner



                                           By: /s/ H.J. Runstad
                                           Name: H.J. Runstad
                                           Title: Chairman and C.E.O.


BUYER: HEALTH AND RETIREMENT PROPERTIES TRUST, a Maryland real estate investment trust



                                   By: /s/ Ajay Saini
                                   Name: Ajay Saini
                                   Title: Treasurer and C.F.O.







                                        33                        DBLA-179348L.6

                         ESCROW HOLDER'S ACKNOWLEDGEMENT


         The undersigned hereby executes this Exchange Agreement to evidence is agreement to act as Escrow Holder in accordance with the terms of this Agreement.

Date: ____________, 1997            CHICAGO TITLE INSURANCE
                                    COMPANY, a Missouri corporation

                                    By:_______________________________
                                    Name:_____________________________
                                    Title:____________________________






                                        34                        DBLA-179348L.6

                                  EXHIBIT LIST



                  "A"               - Property Description

                  "B"               - List of Personal Property

                  "C"               - Form of Guaranty

                  "D"               - Pro Forma Title Policy

                  "E"               - Memorandum Regarding New Partnership
                                      Agreement

                  "F"               - Required Tenants List

                  "G"               - Intentionally Deleted

                  "H"               - Intentionally Deleted

                  "I-1"             - Leasehold Assignment

                  "I-2"             - General Assignment

                  "J"               - Exception List to Seller's Representations

                  "K"               - List of Leases

                  "L"               - Service Agreements

                  "M"               - Current Insurance

                  "N"               - Tax Bills

                  "O"               - Lease Commissions and Tenant Improvement
                                      Costs







                                        35                        DBLA-179348L.6

The schedules to this  agreement have been omitted  pursuant to Regulation  S-K,
Item 601(b)(2). The contents of such schedules are identified on the List of Exhibits which is a part of the agreement. The Company undertakes to provide such schedules to the Securities and Exchange Commission upon request.